EXHIBIT 99.2

MOLECULAR PHARMACOLOGY (USA) LTD.

AUDIT COMMITTEE CHARTER

I. General Statement of Purpose

The Audit Committee of the Board of Directors (the "Audit Committee") of Molecular Pharmacology Ltd. (the "Company") assists the Board of Directors (the "Board") in its oversight of:

  the integrity of the Company's financial statements;
  the Company's compliance with legal and regulatory requirements;
  the qualifications, independence and performance of the Company's independent auditors; and
  the performance of the Company's internal audit function.

One of the primary objectives of the Audit Committee in fulfilling these responsibilities is to promote and preserve the integrity of the Company's financial statements and the independence and performance of the Company's external independent auditor.

II. Audit Committee Composition

The Audit Committee shall consist of at least three members who shall be appointed annually by resolution of the Board and may be replaced or removed by the Board with or without cause. Each member shall satisfy the qualification requirements set forth by the Securities and Exchange Commission ("SEC") that apply to reporting companies who file annual reports on Form 10-KSB. The Board shall designate one member of the Audit Committee to be Chairman of the committee.

Resignation or removal of a member of the Audit Committee from service as a Director on the Board, for whatever reason, shall automatically and without any further action constitute resignation or removal, as applicable, from the Audit Committee. Any vacancy on the Audit Committee, occurring for whatever reason, may be filled only by the Board. In addition, if any of the Company's executive officers serve on the compensation committee of another company, none of the executive officers of that company may serve on the Audit Committee.

Each member of the Audit Committee shall be financially literate (or shall become financially literate within a reasonable period of time after his or her appointment to the Audit Committee), as such qualification is interpreted by the Board in its business judgment. One or more members of the Audit Committee may qualify as an "audit committee financial expert" under the rules promulgated by the SEC. At least one member of the Audit Committee shall have accounting or related financial management expertise, as such qualification is interpreted by the Board in its business judgment. No member of the Audit Committee may simultaneously serve on the audit committee of more than three (3) issuers having securities registered under Section 12 of the Securities

Exchange Act of 1934, as amended (the "Exchange Act"), unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee.

III. Compensation

A member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board or any other committee established by the Board, receive directly or indirectly any consulting, advisory or other compensatory fee from the Company, not otherwise disclosed to the Audit Committee. Such member will not be considered independent.

IV. Meetings

The Audit Committee shall meet four times per year in person or by telephone conference call, with any additional meetings as deemed necessary by the Audit Committee. A majority of the members of the Audit Committee shall constitute a quorum for purposes of holding a meeting and the Audit Committee may act by a vote of a majority of the members present at such meeting. In lieu of a meeting, the Audit Committee may act by unanimous written consent.

Periodically, the Audit Committee shall also meet separately with management, with internal auditors (or other personnel responsible for the internal audit function) and with the independent auditors.

V. Responsibilities and Authorities

The principal activities of the Audit Committee will generally include the following:

A. Review of Charter

Review and reassess the adequacy of this Charter annually and recommend to the Board any amendment or modification to this Charter that the Audit Committee deems appropriate.

B. Annual Performance Evaluation

At least annually, the Audit Committee shall evaluate its own performance and report to the Board the results of such evaluation.

C. Audited Financial Statements and Annual Audit

Review the overall audit plan (both external and internal) with the independent auditor and the members of management who are responsible for maintaining the Company's accounts and preparing the Company's financial statements, including the Company's

Chief Financial Officer, Chief Accounting Officer and/or principal accounting officer or principal financial officer (the Chief Financial Officer, the Chief Accounting Officer and such other officer or officers are referred to herein collectively as the "Senior Accounting Executive").

Review and discuss with management (including the Company's Senior Accounting

Executive) and with the independent auditor:
    the Company's annual audited financial statements, including all critical accounting policies and practices used or to be used by the Company;
    the Company's disclosures under "Management's Discussion and Analysis of Financial Conditions and Results of Operations" prior to the filing of the Company's Annual Report on Form 10-KSB; and
    any significant financial reporting issues that have arisen in connection with the preparation of such audited financial statements.

Review:
    any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles ("GAAP") methods on the financial statements. The Audit Committee may consider the ramifications of the use of such alternative disclosures and treatments on the financial statements, and the treatment preferred by the independent auditor. The Audit Committee may also consider other material written communications between the registered public accounting firm and management, such as any management letter or schedule of unadjusted differences;
    major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies;
    major issues regarding accounting principles and procedures and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles; and
    the effects of regulatory and accounting initiatives, as well as off-balance sheet transactions and structures, on the financial statements of the Company.

Review and discuss with the independent auditor how the independent auditor plans to handle its responsibilities under the Private Securities Litigation Reform Act of 1995, and request assurance from the auditor that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

Review and discuss with the independent auditor any audit problems or difficulties that the auditor may have encountered with management or others and any management letter provided by the auditor and the Company's response thereto. This review shall include:
    any difficulties encountered by the auditor in the course of performing its audit work, including any restrictions on the scope of its activities or its access to information;
    any significant disagreements with management; and
    a discussion of the responsibilities, budget and staffing of the Company's internal audit function.

This review may also include:
    any accounting adjustments that were noted or proposed by the auditors but were "passed" (as immaterial or otherwise); and
    any management or internal control letter issued, or proposed to be issued, by the auditors.

Discuss with the independent auditor such issues as may be brought to the Audit Committee's attention by the independent auditor pursuant to Statement on Auditing Standards No. 61 ("SAS 61").

Review and discuss with the independent auditors the report required to be delivered by such auditors pursuant to Section 10A(k) of the Exchange Act, relating to critical accounting policies and practices, alternative treatments of financial information within GAAP discussed with management and other material written communications between the independent auditor and management.

If brought to the attention of the Audit Committee, discuss with the Chief Executive Officer, Chief Financial Officer and the Chief Accounting Officer of the Company:
    all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act, within the time periods specified in the SEC's rules and forms; and
    any fraud involving management or other employees who have a significant role in the Company's internal control over financial reporting.

Based on the Audit Committee's review and discussions:
    with management of the audited financial statements;
    with the independent auditor of the matters required to be discussed by SAS 61; and
    with the independent auditor concerning the independent auditor's independence, make a recommendation to the Board as to whether the Company's audited financial statements should be included in the Company's Annual Report on Form 10-KSB.

Prepare the Audit Committee report required by Item 306 of Regulation SB of the Exchange Act (or any successor provision) to be included in the Company's annual proxy statement.

D. Unaudited Quarterly Financial Statements

Discuss with management and the independent auditor, prior to the filing of the Company's Quarterly Reports on Form 10-QSB:
    the Company's quarterly financial statements and the Company's related disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations;"
    such issues as may be brought to the Audit Committee's attention by the independent auditor pursuant to Statement on Auditing Standards No. 100; and
    any significant financial reporting issues that have arisen in connection with the preparation of such financial statements.

E. Internal Audit

At least annually, evaluate the performance, responsibilities, budget and staffing of the Company's internal audit function and review the internal audit plan. Such evaluation may include a review of the responsibilities, budget and staffing of the Company's internal audit function with the independent auditors.

F. Earnings Press Releases

Discuss the Company's earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, including, in general, the types of information to be disclosed and the types of presentation to be made (paying particular attention to the use of "pro forma" or "adjusted" non-GAAP information).

G. Risk Assessment and Management

Discuss the guidelines and policies that govern the process by which the Company's exposure to risk is assessed and managed by management.

In connection with the Audit Committee's discussion of the Company's risk assessment and management guidelines, discuss or consider the Company's major financial risk exposures and the steps that the Company's management has taken to monitor and control such exposures.

H. Procedures for Addressing Complaints and Concerns

Establish procedures for:
    the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and
    the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The Audit Committee may review and reassess the adequacy of these procedures periodically and adopt any changes to such procedures that the Audit Committee deems necessary or appropriate.

I. Regular Reports to the Board

Regularly report to and review with the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the independent auditors, the performance of the internal audit function and any other matters that the Audit Committee deems appropriate or is requested to review for the benefit of the Board.

J. Legal and Regulatory Compliance

Discuss with management and the independent auditor the legal and regulatory requirements applicable to the Company and its subsidiaries and the Company's compliance with such requirements. After these discussions, the Audit Committee may, if it determines it to be appropriate, make recommendations to the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations.

Discuss with management legal matters (including pending or threatened litigation) that may have a material effect on the Company's financial statements or its compliance policies and procedures.

K. Matters Relating to Selection, Performance and Independence of Independent Auditor

Be directly responsible for the appointment, retention and termination, and for determining the compensation, of the Company's independent auditor engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company.

Be directly responsible for oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company.

Instruct the independent auditor that the independent auditor shall report directly of the Audit Committee.

Pre-approve all auditing services and the terms thereof (which may include providing comfort letters in connection with securities underwritings) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to the Company by the independent auditor; provided, however, the preapproval requirement is waived with respect to the provision of non-audit services for the

Company if the "de minimus" provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. This authority to pre-approve non-audit services may be contained in a pre approval policy or delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision.

Review and approve the scope and staffing of the independent auditors' annual audit plan(s):
    Request that the independent auditor provide the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, as modified or supplemented;
    require that the independent auditor submit to the Audit Committee on a periodic basis a formal written statement delineating all relationships between the independent auditor and the Company;
    discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor; and
    based on such disclosures, statement and discussion, take or recommend that the Board take appropriate action in response to the independent auditor's report to satisfy itself of the independent auditor's independence.

Evaluate the independent auditors' qualifications, performance and independence, and present its conclusions with respect to the independent auditors to the Board. As part of such evaluation, at least annually, the Audit Committee shall:

Obtain and review a report or reports from the independent auditor describing:
    the auditor's internal quality-control procedures;
    any material issues raised by the most recent internal quality-control review or peer review of the auditors or by any inquiry or investigation by government or professional authorities, within the preceding five (5) years, regarding one or more independent audits carried out by the auditors, and any steps taken to address any such issues; and
    in order to assess the auditor's independence, all relationships between the independent auditor and the Company;

Review and evaluate the performance of the independent auditor and the lead partner; and assure the regular rotation of the audit partners (including, without limitation, the lead and concurring partners) as required under the Exchange Act and Regulation SB.

In this regard, the Audit Committee shall also:
    seek the opinion of management and the internal auditors of the independent auditors' performance; and
    consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm.

Set clear policies with respect to the potential hiring of current or former employees of the independent auditor.

VI. Additional Authority

The Audit Committee is authorized, on behalf of the Board, to do any of the following:

A. Engagement of Advisors

Engage independent counsel and such other advisors it deems necessary to carry out its responsibilities and powers, and, if such counsel or other advisors are engaged, shall determine the compensation or fees payable to such counsel or other advisors.

B. General

Form and delegate authority to subcommittees consisting of one or more of its members as the Audit Committee deems appropriate to carry out its responsibilities and exercise its powers, except to the extent that may be prohibited by the SEC.

Perform such other oversight functions outside of its stated purpose as may be requested by the Board from time to time.

In performing its oversight function, rely upon advice and information that it receives in its discussions and communications with management, the independent auditor and such experts, advisors and professionals as may be consulted with by the Audit Committee.

Request that any officer or employee of the Company, the Company's outside legal counsel, the Company's independent auditor or any other professional retained by the Company to render advice to the Company attend a meeting of the Audit Committee or meet with any members of or advisors to the Audit Committee.

Notwithstanding the responsibilities and powers of the Audit Committee set forth in this

Charter, the Audit Committee does not have the responsibility of planning or conducting audits of the Company's financial statements or determining whether or not the Company's financial statements are complete, accurate and in accordance with GAAP. Such responsibilities are the duty of management and, to the extent of the independent auditor's audit responsibilities, the independent auditor. It also is not the duty of the Audit Committee to conduct investigations or to ensure compliance with laws and regulations.

ADOPTED: JANUARY 30, 2006